Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.24

CROSS LICENSE AGREEMENT

This CROSS LICENSE AGREEMENT (this “Agreement”), dated as of March 1, 2017 (the “Closing Date”), is entered into by and among Change Healthcare LLC (f/k/a PF2 NewCo LLC), a Delaware limited liability company (the “NewCo”), eRx Network, LLC, Delaware corporation (“Echo Connect”), and McKesson Corporation, a Delaware Corporation (“MCK”). NewCo, Echo Connect, MCK each may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, MCK, Echo and NewCo, among others, have entered into that certain Agreement of Contribution and Sale, dated June 28, 2016 (the “Contribution Agreement”) with respect to the contribution and/or sale to NewCo of the Echo Business and the Core MTS Business by Echo and MCK, respectively;

WHEREAS, the Contribution Agreement contemplates that (i) MCK and NewCo shall grant each other a license to use certain Intellectual Property Rights and (ii) Echo Connect and NewCo shall grant each other a license to use certain Intellectual Property Rights, in each case that were used in connection with their respective business as of the Closing Date; and WHEREAS, the Parties desire to enter into this Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. (a) capitalized terms used but not defined in this agreement have the respective meanings assigned to such terms in the Contribution Agreement. For purposes of this Agreement, the following initially capitalized terms shall have the following meanings:

“Company Business” means the Echo Business, Echo Connect Retained Business (but solely upon and effective as of the Echo Connect Closing) and Core MTS Business, as conducted, as of the Closing Date, and as it could reasonably be expected to be conducted in the future based upon the books or records of NewCo existing as of the Closing Date that evidence a specific, good faith intention of future conduct.

“Covenant Not To Sue” means the covenant not to sue granted by MCK and Echo Connect, respectively, to each other pursuant to Section 2.5.

“Echo Connect Closing” means the closing of NewCo’s acquisition of Echo Connect referenced in Section 2.01(a)(x) of the Contribution Agreement.

“Echo Contributed IP” means Echo Owned Intellectual Property and Echo Licensed Intellectual Property, in each case to the extent Licensable but excluding Trademarks.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Echo Connect Retained Business” means the business of Echo Connect as conducted, as of the Closing Date, and as it could reasonably be expected to be conducted in the future based upon the books or records of Echo Connect existing as of the Closing Date that evidence a specific, good faith intention of future conduct.

“Echo Connect Retained IP” means all Intellectual Property Rights owned by, or licensed to Echo Connect and its Subsidiaries immediately after the Closing Date, in each case to the extent Licensable but excluding Trademarks.

“Excluded Field” means any products or services to the extent delivered by or through a pharmacy claim processing network.

“Licensable” means, with respect to any Intellectual Property Rights, that a Person has the power and authority to grant a non-exclusive license (or sublicense, as the case may be), on the terms and conditions set forth herein, to such Intellectual Property Rights without any of the following: (i) the consent of any third party (unless such consent can be obtained without providing any additional consideration to such third party), (ii) impairing such Person’s existing Intellectual Property Rights (it being understood that the grant of a non-exclusive license, in and of itself, shall not be construed as an impairment of any of such Person’s rights), (iii) imposing any additional obligations on such Person under any preexisting agreement relating to such Intellectual Property Rights, and/or (iv) the payment of royalties or other consideration on or after the Closing Date by such Person to any third party under any preexisting agreement relating to such Intellectual Property Rights. For the avoidance of doubt, in no event shall any Intellectual Property Right be “Licensable” if any of the foregoing conditions in clauses (i)-(iv) apply.

“License” means any license granted pursuant to Section 2.1 through Section 2.4 and/or Section 2.6, as applicable

“Licensed Party” means a Party and its Subsidiaries, each in its capacity as licensee under any License.

“Licensing Party” means a Party and its Subsidiaries, each in its capacity as a licensor under any License.

“MCK Contributed IP” means MCK Owned Intellectual Property and MCK Licensed Intellectual Property, in each case to the extent Licensable, but excluding Trademarks.

“MCK Excluded Patents” means the patents and patent applications set forth on Exhibit A.

“MCK Retained IP” means all Intellectual Property Rights (other than the MCK Contributed IP being assigned to NewCo) owned by, or licensed to MCK and its Subsidiaries immediately after the Closing Date that was used in, held for use or being developed for the Core MTS Business immediately prior to the Closing Date, in each case to the extent Licensable, but excluding Trademarks.

“MCK Retained Business” means the business of MCK and its Subsidiaries (other than the Core MTS Business), as conducted, as of the Closing Date, and as it could reasonably be expected to be conducted in the future based upon the books or records of MCK existing as of the Closing Date that evidence a specific, good faith intention of future conduct.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Use” means, with respect to Intellectual Property Rights, the right to use, reproduce, perform, display, distribute, create derivative works of, make, have made, sell, offer for sale, import, export and otherwise exploit such Intellectual Property Rights.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquiring Party	2.6
Agreement	Preamble
Closing Date	Preamble
Contribution Agreement	Preamble
Divested Business	2.6
Divesting Party	2.6
Divestiture	2.6
Echo Connect	Preamble
Licensor Indemnitees	4.1
MCK	Preamble
NewCo	Preamble
Party, Parties	Preamble

ARTICLE II

GRANT OF RIGHTS

2.1 From NewCo to Echo Connect. Subject to the terms and conditions of this Agreement, NewCo, on behalf of itself and its Subsidiaries, hereby grants to Echo Connect and its Subsidiaries a perpetual, irrevocable, worldwide, non-exclusive, non-transferable (except as otherwise provided in Sections 2.6 and 5.2), royalty-free and fully paid up license under the Echo Contributed IP for Use in connection with Echo Connect Retained Business.

2.2 From Echo Connect to NewCo. Subject to the terms and conditions of this Agreement, Echo Connect, on behalf of itself and its Subsidiaries, hereby grants to NewCo and its Subsidiaries a perpetual, irrevocable, worldwide, non-exclusive, non-transferable (except as otherwise provided in Sections 2.6 and 5.2), royalty-free and fully paid up license under the Echo Connect Retained IP for Use.

2.3 From NewCo to MCK. Subject to the terms and conditions of this Agreement, NewCo, on behalf of itself and its Subsidiaries, hereby grants to MCK and its Subsidiaries a perpetual, irrevocable, worldwide, non-exclusive, non-transferable (except as otherwise provided in Sections 2.6 and 5.2), royalty-free and fully paid up license under (a) the MCK Contributed IP and (b) any patent and patent application included in the Echo Connect Retained IP (but solely upon and effective as of the Echo Connect Closing), in each case for Use in connection with the MCK Retained Business.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

2.4 From MCK to NewCo. Subject to the terms and conditions of this Agreement, MCK hereby grants to NewCo and its Subsidiaries a perpetual, irrevocable, worldwide, nonexclusive, non-transferable (except as otherwise provided in Sections 2.6 and 5.2), royalty-free and fully paid up license under the MCK Retained IP for Use in connection with the Company Business; provided, however, with respect to MCK Excluded Patents, in no event shall the foregoing license extend to the Excluded Field.

2.5 Covenant Not To Sue. MCK, on behalf of itself and its Subsidiaries, hereby grants to Echo Connect a non-transferable (except as provided in this paragraph and Section 5.2), royalty-free and fully paid up covenant not to sue under any patent and patent application to the extent included in the MCK Retained IP but excluding the MCK Excluded Patents (the “Covenant Not to Sue”). The Covenant Not To Sue will terminate upon the earlier of the Echo Connect Closing or the expiration of NewCo’s option to acquire Echo Connect as contemplated by Section 2.01(a)(x) of the Contribution Agreement. The Covenant Not To Sue shall be transferable by Echo Connect, but only in connection with the initial transfer of the Echo Connect business to a third party acquirer of such business (and not, for the avoidance of doubt, any subsequent transfer); provided, however, that, notwithstanding the foregoing, the Covenant Not To Sue shall only apply for the period prior to such initial transfer to such third party and in no event shall the Covenant Not To Sue extend to the conduct of the Echo Connect business after such initial transfer (it being understood that MCK shall be permitted to seek all available remedies against any third party for any activity which occurs after such initial transfer).

2.6 Sublicense Rights. With respect to any License granted pursuant to Section 2.1 through Section 2.4 (but not, for the avoidance of doubt, any Covenant Not To Sue) (a) the applicable Licensed Party shall have the right to grant the following sublicenses under such License: (i) to its customers solely for such customers to utilize such Licensed Party’s products or services in a manner consistent with the intended use of such products or services and (ii) to its suppliers and service providers to the extent such suppliers and service providers provide products and services to, or on behalf of, such Licensed Party, provided, however, in each case, the Licensed Party shall be responsible for any breach by any of the sublicensees of the terms and conditions of this Agreement; (b) other than in connection with Divestitures, the applicable Party may extend its rights under such License to one or more of its Affiliates only for so long as any such Affiliate remains an Affiliate of such Party; and (c) in the event that any third party (an “Acquiring Party”) acquires from a Party (a “Divesting Party”), whether by a stock sale, an asset sale, or a merger or consolidation (each, a “Divestiture”), a business (e.g., an Affiliate of a party containing a business line) which is (i) in the case of MCK, included in the MCK Retained Business, (ii) in the case of Echo Connect, included in the Echo Connect Retained Business, or (iii) in the case of NewCo, included in the Company Business (each, a “Divested Business”), then such Divesting Party shall have the right to grant a sublicense to such Acquiring Party under such License, but solely with respect to the products and services of such Divested Business, including products under development, as provided by the Divesting Party as of the date of such Divestiture; provided, however, prior to the grant of any such sublicense, such Acquiring Party shall agree in writing to be bound by the terms and conditions of this Agreement (it being understood that in no event shall any sublicense granted pursuant to this Section 2.6 be broader in scope than such License).

2.7 No Other Licenses. The Parties acknowledge and agree that, except for the Licenses, no other licenses are granted to any Party under this Agreement.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

DISCLAIMERS; LIMITATION OF LIABILITY

3.1 Representations and Warranties of the Parties. Each Party represents, warrants and covenants to the other Parties that: (a) the execution, delivery and performance of this Agreement by such Party are within its corporate powers and have been duly authorized by all necessary corporate action on the part of such Party; (b) this Agreement constitutes a valid and binding agreement of such Party enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity); and (c) does not contravene any other agreement to which such Party is a party to or conflict with any other obligations by which such Party is bound.

3.2 Representations and Warranties of MCK. MCK represents and warrants: (i) to NewCo that MCK has the authority to grant, on behalf of itself and its Affiliates, the License pursuant to Section 2.4 and Section 2.6, as applicable, and (ii) to Newco and Echo Connect that MCK has the authority to grant, on behalf of itself and its Affiliates, the Covenant Not To Sue pursuant Section 2.5.

3.3 Disclaimers; Limitation of Liability. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES IN SECTIONS 3.1 AND 3.2, AND EXCEPT AS EXPRESSLY SET FORTH IN THE CONTRIBUTION AGREEMENT, THE LICENSES AND ANY COVENANT NOT TO SUE GRANTED HEREIN ARE MADE ON AN “AS IS” and “WITH ALL FAULTS” BASIS, AND THE PARTIES EACH HEREBY DISCLAIM ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, THOSE REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY WILL BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

3.4 Acknowledgement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that nothing in this Agreement is intended to limit, restrict or otherwise prejudice any of the representations, warranties or other remedies available to the Parties or their Affiliates under the Contribution Agreement or any of the other Transaction Documents.

ARTICLE IV

INDEMNIFICATION

4.1 Indemnification. Each Licensed Party hereby agrees to indemnify, defend and hold harmless the Licensing Party, together with their respective successors and permitted assigns, and their respective directors, officers, managers, partners, limited partners, equity holders, employees and agents (collectively, the “Licensor Indemnitees”) from and against all losses, claims, damages, liabilities, and expenses (including any and all reasonable expenses and attorneys’ fees) arising out of or resulting from any third party claim brought, asserted or threatened against any Licensor Indemnitee but solely to the extent attributable to the use of any Intellectual Property Rights in violation of the terms and conditions of this Agreement.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE V

MISCELLANEOUS

5.1 No Challenge. In no event shall any Party or any of its Affiliates (or any of their respective sublicensees) challenge, or assist any third party in challenging (including in connection with any interference or opposition proceeding), the validity or enforceability of any Intellectual Property Rights licensed pursuant to any License or otherwise the subject of a Covenant Not To Sue to any of them by any other Party hereunder, except in response to any claim, action or other proceeding first initiated or otherwise asserted by such other Party in violation of this Section 5.1.

5.2 Entire Agreement; Assignment; Successors. This Agreement, the Contribution Agreement and the other Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. This Agreement may not be assigned by operation of law or otherwise; provided, however, that any of the Parties may assign any or all of its rights and obligations under this Agreement to any of its direct or indirect wholly-owned Subsidiaries. Any such assignment pursuant to this Agreement will not relieve the assigning Party of its obligations under this Agreement. Any purported assignment of this Agreement in contravention of this Section 5.2 will be null and void and of no force or effect. Subject to the preceding sentences of this Section 5.2, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

5.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transaction contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the Agreement will be performed as originally contemplated to the fullest extent possible.

5.4 Notices. All notices and other communications hereunder will be in writing and will be deemed duly given (i) on the date of delivery if delivered personally, (ii) upon electronic confirmation of receipt by facsimile if by facsimile, (iii) on the date delivered if sent by email (provided confirmation of email receipt is obtained), (iv) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier or (v) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. In addition to the requirements of the immediately foregoing sentence, a copy (which copy will not constitute notice) of all notices and other communications hereunder will be sent by email, with the subject line “Project Peach Notice.” All notices hereunder will be delivered to the addresses set forth below:

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

5.4.1	if to NewCo:

Change Healthcare LLC 5995 Windward Parkway Alpharetta, GA 30005 Attention: Loretta Cecil, General Counsel Facsimile: (404) 338-5145

with a copy to (which copy will not constitute notice):

Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 Attention: R. Newcomb Stillwell Fax: (617) 235-0213 Email: [Email Address]

and

Ropes & Gray LLP Three Embarcadero Center San Francisco, CA 94111-4006 Attention: Jason S. Freedman Fax: (415) 315-4876 Email: [Email Address]

5.4.2	if to Echo Connect: eRx Network, LLC

100 Lexington Street, Suite 400 Fort Worth, TX 76102 Attention: Mark Doerr, Chief Executive Officer Facsimile: 615-340-6049

with a copy to (which copy will not constitute notice):

eRx Network, LLC 3055 Lebanon Road, Suite 1000 Nashville, TN 37214 Attention: Colin Ford, Vice President & General Counsel Facsimile: 615-340-6049

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

5.4.3	if to MCK:

McKesson Corporation One Post Street, 33rd Floor
San Francisco, CA 94104 Attention: General Counsel Fax: (415) 983-9369

with a copy to (which copy will not constitute notice):

Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Attention: Alan F. Denenberg Fax: (650) 752-3604 Email: [Email Address]

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

5.5 Attorneys’ Fees. In the event an action is brought to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs in an amount to be fixed by the court.

5.6 Governing Law. This Agreement and all disputes related thereto will in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Delaware.

5.7 Submission to Jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the U.S. located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement or any disputes related thereto, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The Parties hereby consent to and grant any such court jurisdiction over the Person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 5.4 as permitted by Applicable Law, will be valid and sufficient service thereof. The Parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

5.8 Interpretation; Article and Section References. The words “hereof’, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references in this Agreement to Articles, Sections, subsections and clauses are references to Articles, Sections, subsections and clauses, respectively, in and to this Agreement, unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

shall have the meaning as defined in this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The words “include” or “including” mean “include, without limitation,” or “including, without limitation,” as the case may be, and the language following “include” or “including” will not be deemed to set forth an exhaustive list. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The word “or” will not be limiting or exclusive. References to days are to calendar days; provided, that any action otherwise required to be taken on a day that is not a Business Day will instead be taken on the next Business Day. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. As used in this Agreement, the singular or plural number will be deemed to include the other whenever the context so requires.

5.9 Counterparts; Electronic Signature. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original but all of which will constitute one and the same agreement. This Agreement may be executed by facsimile or electronic signature in portable document format (.pdf) and a facsimile or electronic signature in portable document format (.pdf) will constitute an original for all purposes.

5.10 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by an authorized representative of each of the Parties.

5.11 Waivers. No failure or delay of a Party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any Party to any such waiver will be valid only if set forth in a written instrument executed and delivered by such Party.

5.12 No Presumption Against Drafting Party. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

5.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 5.7, in addition to any other remedy to which they are entitled at law or in equity.

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

5.14 Bankruptcy. All Licenses will be deemed licenses of rights to intellectual property for purposes of Section 365(n) of the U.S. Bankruptcy Code and a Licensed Party will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

[Signature Page Follows]

Change Healthcare Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the Effective Date.

CHANGE HEALTHCARE LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens Title: Co-President and Co-Secretary

By:	/s/ John G. Saia
Name: John G. Saia
Title: Co-President and Co-Secretary

ERX NETWORK, LLC

By:	/s/ Colin Ford
Name: Colin Ford
Title: Vice President and General Counsel

MCKESSON CORPORATION

By:	/s/ Bansi Nagji
	Name:	Bansi Nagji
	Title:	Executive Vice President, Corporate Strategy and Business Development

[Signature Page — IP Cross License Agreement]